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Exhibit 10.16

EXECUTIVE PURCHASE AND VESTING AGREEMENT

BY AND AMONG

COFFEYVILLE GROUP HOLDINGS, LLC

AND

ABRAHAM KAPLAN

Date: March 3, 2004

i

EXECUTIVE PURCHASE AND VESTING AGREEMENT

        THIS EXECUTIVE PURCHASE AND VESTING AGREEMENT (this "Agreement") is made as of March 3, 2004, by and among Coffeyville Group Holdings, LLC, a Delaware limited liability company (the "Company"), and Abraham Kaplan ("Executive"). Capitalized terms used but not otherwise defined herein have the meanings given to such terms in the LLC Agreement (as defined below).

        WHEREAS, the Executive is purchasing Common Units of the Company governed by the terms of the Limited Liability Company Agreement of the Company dated of even date herewith (the "LLC Agreement"); and

        WHEREAS, the Company and Executive desire to set forth the terms and conditions for the vesting and other matters related to such Units.

        NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

SECTION 1

Issuance of Common Units

        1.1    Issuance of Common Units.    Upon execution of this Agreement, the Company shall issue to Executive 2,230,589 Common Units of the Company, each having the rights, obligations and preferences set forth with respect thereto in the LLC Agreement. The Company shall issue the Common Units pursuant to this Section 1.1 in consideration for the execution of this Agreement by Executive and for an initial capital contribution to the Company of Twelve Thousand Six Hundred Dollars ($12,600.00) in accordance with the LLC Agreement. Except as expressly set forth herein, the LLC Agreement shall govern all matters with respect to Executive's ownership of Common Units of the Company and all capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the LLC Agreement.

        1.2    Section 83(b) Election.    Promptly, but in any event within 30 days after the date hereof, Executive shall make an effective election with the Internal Revenue Service under Section 83(b) of the Code with respect to the Common Units purchased pursuant to this Agreement. A form of such election is attached to this Agreement as Annex A.

        1.3    Representations and Warranties of Executive.    Executive hereby represents and warrants to the Company that:

          (a)   The Common Units to be acquired by Executive pursuant to this Agreement shall be acquired for Executive's own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act or any applicable state securities laws, and the Common Units shall not be disposed of in contravention of the Securities Act or any applicable state securities laws.

          (b)   Executive is a management employee of the Company and/or its Subsidiaries, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Common Units.

          (c)   Executive is an "accredited investor" as defined under Regulation D promulgated under the Securities Act.

          (d)   Executive is able to bear the economic risk of his investment in the Common Units for an indefinite period of time and is aware that transfer of the Common Units may not be possible because (A) such transfer is subject to contractual restrictions on transfer set forth herein and in the LLC Agreement and (B) the Common Units have not been registered under the Securities Act or any applicable state securities laws and, therefore, cannot be sold unless subsequently registered under the Securities Act and such applicable state securities laws or an exemption from such registration is available.

          (e)   Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Common Units issued hereunder and has had full access to such other information concerning the Company and its Subsidiaries as he has requested.

          (f)    This Agreement, the LLC Agreement and that certain Employment Agreement, dated of even date herewith, between the Company and the Executive (the "Employment Agreement"), constitute the legal, valid and binding obligations of Executive, enforceable in accordance with their terms, subject to the effect of bankruptcy insolvency, fraudulent conveyance, fraudulent transfer, fraudulent obligations, preferential transfer, reorganization, receivership, moratorium and other similar laws relating to or affecting the rights and remedies of creditors generally and general principles of equity.

          (g)   The execution, delivery and performance of this Agreement, the LLC Agreement and the Employment Agreement by Executive, Executive's employment with the Company, and the execution of the Company's contemplated business plans do not and shall not conflict with, violate or cause a material breach of any agreement, contract or instrument to which Executive is a party or by which he is bound or any judgment, order or decree to which Executive is subject, and Executive shall not wrongfully use any confidential information or trade secrets of third parties in connection with the performance of his duties hereunder.

          (h)   Executive is a United States citizen and a resident of the State of Kansas.

          (i)    Executive has been given the opportunity to consult with independent legal counsel regarding his rights and obligations under this Agreement, fully understands the terms and conditions contained herein and intends for such terms to be binding and enforceable upon Executive.

SECTION 2

Vesting of Common Units

        2.1    Vesting Schedule.

          (a)   No Common Units granted to Executive hereunder shall be deemed Vested Securities (as defined below) as of the date hereof and all such Common Units shall be deemed Unvested Securities (as defined below). Except as otherwise provided herein, the Unvested Securities shall vest and be held by the Executive in accordance with the following schedule:

Vesting Date	Percentage of Common Units to be Vested on Vesting Date
September 3, 2004 (the "Effective Date")	12.5%
March 3, 2005	12.5%
September 3, 2005	12.5%
March 3, 2006	12.5%
September 3, 2006	12.5%
March 3, 2007	12.5%
September 3, 2007	12.5%
March 3, 2008	12.5%

          (b)   Notwithstanding Section 2.1(a) to the contrary, and except as otherwise provided herein, the above vesting schedule shall cease, and no Unvested Securities shall vest, after the date on which a Repurchase Event (as defined below) occurs. The Executive's Common Units that have become vested pursuant to this Section 2 (and any securities issued directly or indirectly with respect to the foregoing securities by way of a unit split, unit dividend or other division of securities, or in connection with a combination of securities, recapitalization, merger, consolidation or other reorganization, or upon conversion or exercise of any of the foregoing securities) are referred to herein as "Vested Securities," and all of the Executive's other Common Units are referred to herein as "Unvested Securities."

          (c)   Notwithstanding Section 2.1(a) to the contrary, all Unvested Securities shall accelerate and immediately become Vested Securities, without any further action of the Company required, upon the consummation of a Capital Event. For purposes of this Agreement, the term "Capital Event" shall mean the consummation of either of the following transactions: (i) (A) the merger or consolidation of the Company into or with one or more Persons (B) the merger or consolidation of one or more Persons into or with the Company or (C) a tender offer or other business combination if, in the case of (A), (B) or (C), the holder of Units of the Company prior to such merger or consolidation do not retain at least a majority of the voting power of the surviving Person, (ii) the voluntary sale or transfer by the holders of the Units on the date hereof of a majority of the Units to any Person that is not a Member of the Company on the date hereof or an Affiliate of any such Member, or (iii) the sale of all or substantially all of the assets of either the Company or Coffeyville Resources, LLC, and its subsidiaries, taken as a whole.

          (d)   Executive shall not be entitled to any rights or preferences as an owner with respect to the Unvested Securities, including but not limited to distribution rights under Article 4 of the LLC Agreement. Any distributions or other amounts paid or payable with respect to Unvested Securities shall be distributed in accordance with Article 4 of the LLC Agreement or otherwise paid or payable pro-rata to the Members based on their respective ownership of the Units. Executive shall be entitled to all the rights, obligations and preferences as an owner with respect to the Vested Securities.

SECTION 3

Company's Repurchase Option

        3.1    The Repurchase Option.    Upon the termination of Executive's employment with the Company and/or its Subsidiaries for any reason other than (i) any termination of the Executive in connection with a Capital Event or (ii) upon the Executive's death or being Permanently disabled (as defined in the Employment Agreement) (a "Repurchase Event"), the Common Units then in existence held by Executive or one or more of Executive's transferees will be subject to a repurchase option held by the Company pursuant to the terms and conditions set forth in this Section 3 (the "Repurchase Option") at a price set forth in this Section 3 (the "Repurchase Price").

        3.2    Repurchase Price.

          (a)    Vested Securities.    With regard to any Vested Securities:

            (i)    If a Repurchase Event occurs after the Effective Date as a result of Executive's termination by the Company or its Subsidiaries; (A) without Cause or (B) as a result of Executive's voluntary resignation, the Repurchase Price for any Vested Securities shall be the Fair Market Value of such Vested Securities.

            (ii)   If a Repurchase Event occurs as a result of Executive's termination by the Company or its Subsidiaries for Cause at any time, the Repurchase Price for all Vested Securities then owned by Executive shall be $0.01 in the aggregate.

        As used in this Agreement, the term "Cause" shall be as defined in the Employment Agreement.

          (b)    Unvested Securities.    Upon a Repurchase Event, the Repurchase Price for all Unvested Securities then owned by Executive shall be the greater of (a) $0.01 in the aggregate and (b) the aggregate Common Contribution made by the Executive with respect to such Unvested Securities (including the amount of principal and interest outstanding on the note, if any, issued by Executive in favor of the Company in connection with the Executive's Common Contribution). Executive shall automatically have no further rights as an owner with respect to the Unvested Securities immediately upon such Repurchase Event.

        3.3    Exercise of Repurchase Option.    The Company may elect to purchase all or any portion of the Executive's Common Units by delivering written notice (the "Repurchase Notice") to the holder or holders of the Common Units within 180 days after a Repurchase Event. The Repurchase Notice shall set forth the amount and the price (the "Company Price") at which the Company proposes to purchase the Common Units to be acquired from such holder. The Company Price shall be the Company's good faith determination of the price that an unaffiliated third-party would be willing to purchase the Common Units in arm's length transaction from a willing seller.

        3.4    Assignment by the Company.    The Company will have the right to assign all or any portion of its Repurchase Option hereunder to any Person.

        3.5    Fair Market Value of Repurchased Securities.

          (a)   The "Fair Market Value" of Common Units subject to repurchase hereunder shall be determined in accordance with this Section 3.5.

          (b)   The Managing Member of the Company and the Executive shall attempt in good faith to agree on the Fair Market Value of the Common Units to be repurchased. Any agreement reached by such Persons shall be final and binding on all parties hereto.

          (c)   If such Persons are unable to reach such agreement within 20 days after the giving of the Repurchase Notice, the Fair Market Value of the Common Units if they are then publicly traded shall be the average of the closing prices of the sales of such Common Units on the principal securities exchange on which the Common Units may at the time be listed, or, if there have been no sales on such exchange on any day, the average of the highest bid and lowest asked prices on such exchanges at the end of such day, or, if on any day the Common Units are not so listed, the average of the representative bid and asked prices quoted in the Nasdaq System as of 4:00 P.M., New York time, or, if on any day the Common Units are not quoted in the Nasdaq System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day.

          (d)   If such Persons are unable to reach agreement pursuant to clause (b) above within 20 days after the giving of the Repurchase Notice, and to the extent the Common Units are not publicly traded, then the Company and Executive shall each, within 10 days of such 20 day period, submit the determination of the Fair Market Value to an investment bank or other similar third party experienced in the valuation of securities, selected by the Company, with no affiliation with the Company, the Managing Member, the Subsidiaries or their respective Affiliates (the "Bank"), which Bank shall value the Common Units. The Bank shall, within 30 days following its engagement, determine the Fair Market Value of the Common Units, utilizing valuation methodologies which are most commonly used by investment bankers in valuing interests such as the Common Units, and such determination shall be final and binding on all parties hereto. Notwithstanding the foregoing, if (i) during the 90-day period preceding the delivery by the Company of a Repurchase Notice, a Bank has made a Fair Market Value determination and (ii) no (A) Capital Event, (B) refinancing of the Credit Agreement (as defined below), or (C) sale of all or substantially all of the assets or a majority of the outstanding equity interests of any individual subsidiary of Coffeyville Resources, LLC has occurred since such Bank's determination, then such prior determination shall be final and biding on all parties hereto. The Company agrees to provide information reasonably requested by the Executive in order to make a determination of the Fair Market Value; provided however, that the Company is under no obligation to provide confidential information.

          (e)   The Company and Executive shall pay their own fees, costs and expenses relating to the determination of Fair Market Value pursuant to this Section 3.5. The Company shall pay the costs of the Bank in connection with the Bank's determination of Fair Market Value.

          (f)    Notwithstanding anything to the contrary contained in this Agreement, if the Fair Market Value of Common Units is finally determined by the Bank to be an amount at least 25% greater than the Company Price set forth in the Repurchase Notice, the Company shall have the right to revoke its exercise of the Repurchase Option for all or any portion of the Common Units elected to be repurchased by it by delivering notice of such revocation in writing to the Executive during the thirty-day period beginning on the date that the Company is given written notice that the Fair Market Value of a unit of Common Units was finally determined to be an amount at least 25% greater than the per unit repurchase price for Common Units set forth in the Repurchase Notice.

        3.6    Closing of the Repurchase.    The closing of the Repurchase Option transaction shall occur not more than 30 days nor less than 5 days after either (i) the agreement of the parties of the Fair Market Value or (ii) the final determination of the Fair Market Value by the Bank (it being understood that such closing may be done remotely for the convenience of the parties). At such closing, the Executive shall deliver his Common Units (including all certificates (if any exist) evidencing the Common Units to the Company (and/or any assignees of the Company's repurchase right), and the Company (and/or any assignees) shall pay for the Common Units to be purchased pursuant to the Repurchase Option by delivery of a bank check or wire transfer of immediately available funds in the aggregate amount of the Repurchase Price for such securities; provided that in the event the Company is either (i) prohibited from paying the Repurchase Price in cash by any binding contract, agreement or understanding with any Person or (ii) prohibited by applicable law from paying the Repurchase Price in cash, then the Company shall pay, in the form of a negotiable promissory note, the Repurchase Price for such securities. Such promissory note shall be subordinated to all of the Company's senior debt obligations either then or thereafter incurred, shall earn simple annual interest at the greater of (a) the then applicable borrowing rate of the Company or its principal operating subsidiary pursuant to its then current credit agreement (the "Credit Agreement") and (b) the applicable prime rate in effect from time to time as announced by Citibank, N.A. in New York, New York shall have all principal and accrued interest due and payable upon maturity and shall mature no later than the third anniversary of the issuance of such promissory note.

        3.7    Restrictions.    Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Common Units by the Company shall be subject to applicable restrictions contained in the Delaware Limited Liability Company Act and in the Company's and its Subsidiaries' debt and equity financing agreements. If any such restrictions prohibit the repurchase of Common Units hereunder which the Company is otherwise entitled or required to make, the time periods provided in this Section 3 shall be suspended, no Unvested Securities shall vest after the Repurchase Event, and the Company may make such repurchases as soon as it is permitted to do so under such restrictions.

        3.8    Estate-Planning Transfers.    Notwithstanding anything to the contrary contained in this Agreement or the LLC Agreement, the Executive may transfer any Vested Securities or Unvested Securities (or rights therein) to his estate upon his death or for estate planning purposes to his spouse, lineal descendants, or trusts for the benefit of such individuals of which Executive is the sole trustee, pursuant to arrangements approved by the Company.

        3.9    Survivability of Payments.    The Company agrees that any payments or obligations of the Company hereunder shall survive the termination of this Agreement.

SECTION 4

Restrictions on Transfer

        4.1    No Transfer.    Executive shall not sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) (a "Transfer") any interest in Unvested Securities, and shall not Transfer any other interest in Common Units except pursuant to (A) the repurchase provisions of Section 3 hereof (B) Section 3.8 of this Agreement or (C) the LLC Agreement.

SECTION 5

Miscellaneous Provisions

        5.1    Transfers in Violation of Agreement.    Any transfer or attempted transfer of any Common Units in violation of any provision of this Agreement and the LLC Agreement and the LLC Agreement shall be void, and the Company shall not record such purported transfer on its books or treat any purported transferee of such Common Units as the owner of such securities for any purpose.

        5.2    Severability.    Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

        5.3    Complete Agreement.    This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

        5.4    Counterparts.    This Agreement may be executed in separate counterparts and facsimile, none of which need contain the signature of more than one party hereto but each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        5.5    Successors and Assigns.

          (a)   Except as otherwise provided herein, this Agreement shall bind the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns whether so expressed or not.

        5.6    Choice of Law.    This Agreement shall be interpreted and construed in accordance with the laws of the State of New York, without regard to such States's conflicts of laws principles. Any dispute relating hereto shall be heard in the state or federal courts located in the County and State of New York, and the parties agree to jurisdiction and name therein, and waive all objections that they may have to such venue.

        5.7    Amendment, Modification or Waiver.    The provisions of this Agreement may be amended, modified, or waived only with the prior written consent of the Company and Executive.

        5.8    Descriptive Headings; Interpretation; No Strict Construction.    The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. The use of the words "include" or

"including" in this Agreement shall be by way of example rather than by limitation. The use of the words "or," "either" or "any" shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

        5.9    Notices.    All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (a) delivered personally to the recipient, (b) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. New York City time on a business day, and otherwise on the next business day or (c) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to the following Persons at the following addresses:

    To the Company:

    c/o Pegasus Partners II, L.P.
    99 River Road
    Cos Cob, Connecticut 06807-2514
    Attn:

    To the Executive:

    c/o Coffeyville Resources LLC
    1208 W 2nd St.
    Coffeyville, Kansas 67337-3211

        *    *    *    *    *    *

        IN WITNESS WHEREOF, the parties hereto have executed this Executive Purchase Agreement on the date first written above.

COFFEYVILLE GROUP HOLDINGS, LLC
By PEGASUS PARTNERS II, L.P., its Managing Member
By:	/s/ Eric Gribetz
Name:	Eric Gribetz
Title:	Vice President
EXECUTIVE
By:	/s/ Keith Osborn
Name:	Keith Osborn

Signature Page to the Executive Purchase Agreement

Annex A

March    , 2004

PROTECTIVE ELECTION TO INCLUDE COMMON
UNITS IN GROSS INCOME PURSUANT TO
SECTION 83(b) OF THE INTERNAL REVENUE CODE

        On March    , 2004, the undersigned acquired a limited liability company membership interest in Coffeyville Group Holdings, LLC, a Delaware limited liability company (the "Company") in the form of            Common Units (the "Common Units") for $                        .

        Based on current Treasury Regulation §1.721-1(b), Proposed Treasury Regulation §1.721-1(b)(1), and Revenue Procedures 93-27 and 2001-43, the undersigned does not believe that issuance of the Common Units to the undersigned is subject to the provisions of §83 of the Internal Revenue Code (the "Code"). In the event that the issuance is so treated, however, the undersigned desires to make an election to have the receipt of the Common Units taxed under the provisions of Code §83(b) at the time the undersigned acquired the Common Units.

        Therefore, pursuant to Code §83(b) and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Common Units, to report as taxable income for the calendar year 2004 the excess (if any) of the value of the Common Units on March    , 2004 over the purchase price thereof.

        The following information is supplied in accordance with Treasury Regulation § 1.83-2(e):

        1.     The name, address and social security number of the undersigned:

    Name:

    Address:

    Social Security Number:

        2.     A description of the property with respect to which the election is being made:            Common Units.

        3.     The date on which the Common Units were transferred: March    , 2004. The taxable year for which such election is made: calendar year 2004.

        4.     The restrictions to which the property is subject: In addition to certain other restrictions, if during the first    years after March    , 2004 the undersigned ceases to be employed by the Company or any of its subsidiaries, Common Units may be repurchased by the Company for a nominal amount.    % of the Common Units become vested units on March    , 2004 and    % of the Common Units become vested units on each of the first    annual anniversaries of March    , 2004.

        5.     The fair market value on March    , 2004 of the property with respect to which the election is being made, determined without regard to any lapse restrictions and in accordance with Revenue Procedure 93-27: $                        .

        6.     The amount paid or to be paid for such property: $            , plus a commitment to contribute up to an additional $            .

        7.     The undersigned has submitted a copy of this statement to the Company.

EXECUTIVE
By:
Name:
Title:

Dated:                        , 2004

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  Exhibit 10.16
EXECUTIVE PURCHASE AND VESTING AGREEMENT BY AND AMONG COFFEYVILLE GROUP HOLDINGS, LLC AND ABRAHAM KAPLAN Date: March 3, 2004
Table of Contents
EXECUTIVE PURCHASE AND VESTING AGREEMENT
SECTION 1 Issuance of Common Units
SECTION 2 Vesting of Common Units
SECTION 3 Company's Repurchase Option
SECTION 4 Restrictions on Transfer
SECTION 5 Miscellaneous Provisions
Annex A
PROTECTIVE ELECTION TO INCLUDE COMMON UNITS IN GROSS INCOME PURSUANT TO SECTION 83(b) OF THE INTERNAL REVENUE CODE